UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Conifer Holdings, Inc.
(Exact name of registrant as specified in its charter)

Michigan	27-1298795
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

550 West Big Beaver Road, Suite 200
Troy, MI  48084
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.75% Senior Unsecured Notes due 2028	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:
333-272217

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the 9.75% Senior Unsecured Notes due 2028 (the “Notes”) of Conifer Holdings, Inc. (the “Company”). For a description of the Notes, reference is made to (i) the information under the heading “Description of the New Notes” in the Company’s registration statement on Form S-4 and S-1 (Registration No. 333-272217) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and declared effective by the Commission on June 26, 2023 and (ii) the information under the heading “Description of the New Notes” included in the prospectus, dated June 26, 2023, with respect to the Notes, filed with the Commission pursuant to Rule 424(b) under the Securities Act, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit	Description

4.1
Base Indenture, dated as of September 24, 2018 between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on September 24, 2018)

4.2
Second Supplemental Indenture, dated as of August 8, 2023 between the Company and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on August 8, 2023).

4.3	Form of 9.75% Senior Unsecured Notes due 2028 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 8, 2023

CONIFER HOLDINGS, INC.

	By:	/s/ BRIAN J. RONEY
Brian J. Roney
President